UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

______________________________

WASHINGTON, D.C.  20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

AUGUST 28, 2018

EMPIRE PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-16653	73-1238709
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2651 E. 21st Street, Suite 310, Tulsa Oklahoma	74114
(Address of principal executive offices)	(Zip Code)

(539) 444-8002
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐⁭  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐⁭  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐⁭  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐⁭  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets

As previously reported on the Current Report on Form 8-K of Empire Petroleum Corporation (the "Company") filed on July 25, 2018, Empire Louisiana LLC, a Delaware limited liability company d/b/a Empire Louisiana LLC of Delaware ("Empire Louisiana"), entered into a purchase and sale agreement with Cardinal Exploration and Production Company ("Cardinal") dated as of July 23, 2018 (the "Purchase Agreement").  Empire Louisiana is a wholly owned subsidiary of the Company.

On August 28, 2018, Empire Louisiana purchased the oil and gas properties and assets from Cardinal under the Purchase Agreement for a purchase price of $323,000.  The effective date of the transaction under the Purchase Agreement is June 1, 2018.  After certain adjustments under the Purchase Agreement related to the effective date, the total proceeds paid to Cardinal were $302,119.09.  Such proceeds were paid from sales of unregistered securities described under Item 3.02 of this Current Report on Form 8-K.

The oil and gas properties purchased from Cardinal include four active operated wells in Louisiana currently producing approximately 35 barrels of oil equivalent (BOE) per day, and Empire Louisiana's working interests in the wells are 100%.

The foregoing description of the Purchase Agreement is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 25, 2018 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Securities

On August 28, 2018, the Company sold 3,021,191 shares of its common stock, par value $0.001 per share, along with warrants to purchase up to 3,021,191 shares of the Company's common stock at an exercise price of $0.15, for an aggregate purchase price of $302,119.09 to Puckett Land Company.  The warrants may be exercised at any time from the date of issuance until December 31, 2020.  The material terms and conditions applicable to the purchase and sale of the common stock and the warrants are set forth in the securities purchase agreement and related common share warrant certificate included as exhibits to this Current Report on Form 8-K.

The offers and sales related to the securities described above were not registered under the Securities Act of 1933, as amended, in reliance upon the exemption from the registration requirements of that act provided by Section 4(2) thereof and Regulation D promulgated by the Securities and Exchange Commission thereunder.  Puckett Land Company is a sophisticated accredited investor with the experience and expertise to evaluate the merits and risks of an investment in the Company's securities and the financial means to bear the risks of such an investment.  In addition, Puckett Land Company was provided access to all of the material information regarding the company that Puckett Land Company would have received if the offer and sale of the securities had been registered.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

10.1	Securities Purchase Agreement dated as of August 28, 2018 by and between Empire Petroleum Corporation and Puckett Land Company.

10.2	Common Share Warrant Certificate dated as of August 28, 2018 issued by Empire Petroleum Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE PETROLEUM CORPORATION

Date: September 4, 2018	By:	/s/ Michael R. Morrisett
Michael R. Morrisett
President